UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34607	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 West William Cannon, Building One

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 21, 2014, ArthroCare Corporation (the “Company”) reported the dismissal of a qui tam case previously filed under seal that alleged violations of the False Claims Act.  The case was United States of America ex rel. Michael Scherl v. ArthroCare Corporation et al., 2:11-cv-00668-LDW-AKT (E.D.N.Y. Feb. 10, 2011).

As previously reported, the Company had separately received a Civil Investigative Demand (“CID”) related to the False Claims Act. On January 17, 2014, a representative of the United States Department of Justice confirmed to the Company that the CID related to the Scherl case, which had been dismissed by the United States District Court in the Eastern District of New York, and that the Department of Justice did not intervene in the case.  As a result, the Company believes that the CID matter is closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: January 21, 2014	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer